EXHIBIT 21

ADOBE SYSTEMS INCORPORATED
SUBSIDIARIES OF THE REGISTRANT(*)

Subsidiary Legal Name	Jurisdiction of Incorporation/Formation
The Americas:
Adobe Colombia SAS	Colombia
Adobe Offermatica LLC	Delaware
Adobe Systems Brasil Limitada	Brazil
Adobe Systems Canada Inc.	Canada
Adobe Systems Federal LLC	Delaware
Adobe Systems Software Chile Limitada	Chile
Adobe Visual Sciences LLC	Delaware
Auditude, Inc.	Delaware
Behance, Inc.	Delaware
Context Optional, Inc.	Delaware
Efficient Frontier, Inc.	Delaware
Neolane, Inc.	Delaware
Omniture LLC	Delaware
Visual Sciences Technologies, LLC	Delaware
Europe:
Adobe Research (Schweiz) AG	Switzerland
Adobe Software Trading Company Limited	Ireland
Adobe Systems (Schweiz) GmbH	Switzerland
Adobe Systems Belgium BVBA	Belgium
Adobe Systems Benelux BV	The Netherlands
Adobe Systems Danmark ApS	Denmark
Adobe Systems Engineering GmbH	Federal Republic of Germany
Adobe Systems Europe Limited	United Kingdom
Adobe Systems France SAS	France
Adobe Systems GmbH	Federal Republic of Germany
Adobe Systems Iberica SL	Spain
Adobe Systems Istanbul Yazilim Ticaret Limited Sirketi	Turkey
Adobe Systems Italia SRL	Italy
Adobe Systems Nordic AB	Sweden
Adobe Systems Norge AS	Norway
Adobe Systems Romania SRL	Romania
Adobe Systems s.r.o.	Czech Republic
Adobe Systems Software Ireland Limited	Ireland
Day Software Holding AG	Switzerland
Efficient Frontier Europe Limited	United Kingdom
Herkules Acquisition Holding AG	Switzerland
ICS “Adobe Systems” S.R.L	Republic of Moldova
Limited Liability Company Adobe Systems	Russia
Limited Liability Company “Adobe Systems Ukraine”	Ukraine
Neolane GmbH	Germany

Subsidiary Legal Name	Jurisdiction of Incorporation/Formation
Neolane Limited	United Kingdom
Neolane SA	France
YaWah ApS	Denmark
Africa:
Adobe Systems South Africa Proprietary Limited	South Africa
Asia:
Adobe Systems Co. Ltd.	Japan
Adobe Systems Hong Kong Limited	Hong Kong
Adobe Systems India Private Limited	India
Adobe Systems Korea Ltd.	Korea
Adobe Systems New Zealand Limited	New Zealand
Adobe Systems Pte. Ltd.	Singapore
Adobe Systems Pty. Ltd.	Australia
Adobe Systems Software (Beijing) Co. Ltd.	China
Business Catalyst Systems Pty Ltd.	Australia
Efficient Frontier Holdings Pty Limited	Australia
Efficient Frontier Hong Kong Limited	Hong Kong
Efficient Frontier Technology India Private Limited	India
Neolane Pte. Ltd.	Singapore
Neolane Pty Limited	Australia
Middle East:
Adobe Middle East FZ-LLC	United Arab Emirates
Adobe Systems Israel Ltd.	Israel
_________________________________________

(*)	As of December 6, 2013

All subsidiaries of the registrant are wholly owned, directly or indirectly, by Adobe and do business under their legal names.